SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 Date of report
                                 March 26, 1996


                                Rio Grande, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



1-8287                                                               74-1973357
(Commission File Number)                (I.R.S. Employer Identification Number)



10101 Reunion Place, Suite 210
San Antonio, Texas                                                   78216-4156
-------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


               Registrant's telephone number, including area code:
                                 (210) 308-8000

Item 2.  Acquisition or Disposition of Assets

         On March 11, 1996, Rio Grande Drilling Company ("Drilling"), a wholly owned subsidiary of Rio Grande, Inc. (the "Company'), acquired a 3.125% working interest in an existing producing federal oil and gas lease in South Timbalier Area, Block 76, OCS-G-4460 ("Block 76") offshore Louisiana for an acquisition price of $900,000. The acquisition includes an interest in the offshore platform which is currently accommodating a gas well flowing at a rate of approximately 16,000 Mcf of gas and 1,100 barrels of condensate per day, net to Drilling's interest. Funds for the acquisition were borrowed from Comerica Bank - Texas ("Comerica") pursuant to the new senior credit facility described in Item 5 of this report. The summary description of the acquisition of Block 76 is qualified in its entirety by reference to the Closing Agreement, which is attached as an exhibit to this report.


Item 5.  Other Events

         On March 8, 1996, the Company and Drilling executed a loan agreement with Comerica which provides a new senior credit facility in an aggregate principal amount of up to $10,000,000. The maturity date for this credit facility is February 1, 1998. The initial available credit under this credit facility is $4,967,000. This credit facility was used to refinance the Company's and Drilling's existing senior indebtedness of $1,575,000 on March 11, 1996 and provide $900,000 to purchase Block 76 on the same date. The Company intends to use the remaining available credit under this credit facility to fund two additional acquisitions scheduled for closing at the end of March and the first week of April 1996. The payment terms under the credit facility initially require the Company to make eleven (11) monthly principal payments of $82,000 commencing April 1, 1996 and then eleven (11) monthly principal payments of $108,833 commencing March 1, 1997. The remaining principal outstanding shall be due and payable on February 1, 1998, the maturity date of the loan. The interest rate to be charged on the outstanding principal balance is based on Comerica's prime rate plus 1%. All of the Company's interests (direct or indirect) existing oil and gas properties, miscellaneous assets, and future oil and gas property acquisitions will serve as collateral for the credit facility. The preceding summary of the terms of credit facility is qualified in its entirety by reference to the Loan Agreement evidencing this credit facility which is attached as an exhibit to this report.

         Comerica's commitment to provide the Company and Drilling a new credit facility required that the Company request certain modifications and amendments from the holders of the Company's and Drilling's $2,000,000 in principal amount of 11.50% Subordinated Notes due September 30, 2000 (the "Notes") before the Comerica loan agreement could be executed. The Company submitted a request to the holders of Notes and subsequently obtained unanimous consents to the proposed amendments.

         The following is a summary of certain amendments to the Note Purchase Agreement, which summary is qualified in its entirety by reference to the complete text of the amendments which appear as exhibits to this report:

         1. Amendment of the repayment terms of the Notes to provide for a final maturity on September 30, 2002 (instead of September 30,
                  2000) and the quarterly amortization of principal over four years, commencing in December 1998, at annual rates of 12.5%, 12.5%, 37.5% and 37.5% of the original principal amount (instead of amortization of principal over three years, commencing in December 1997, at annual rates of 12.5%, 37.5% and 50% of the original principal amount).

         2. Amendment of the provisions pertaining to remedies upon default to provide for a 120 day period within which the holders of Notes would not be able to initiate, join in or consent to a bankruptcy petition against the Company or Drilling.

         3. Amendment of certain definitions and related clauses to clarify and confirm that (i) Comerica's loan would be the senior bank indebtedness, and (ii) reserves owned by Rio
                  Grande Offshore, Ltd. (an affiliate of the Company and Drilling) are eligible as being "Qualified Reserves" for purposes of the Note Purchase Agreement. These clarifications are consistent with the original intent of the Company, Drilling and the holders of Notes.

         4. Amendment to the definition of "Qualified Reserves" which provides a mechanism for valuing newly acquired reserves for the purpose of determining the "Qualified Reserves Value" under the Note Purchase Agreement.

         5. Amendment of provisions pertaining to permitted liens to allow a temporary second lien in favor of Comerica on a portion of certain reserves scheduled to be acquired by the Company in the first week of April, 1996.

         6. Amendment to add a consent by the holders of Notes to the loan from Comerica.

         7. Amendment to reflect the reduction in the exercise price of the warrants granted on September 27, 1995 to the holders of Notes in connection with the Note Purchase Agreement from $.40 per share to $.20 per share.

         In addition to the amendments required by Comerica, certain additional consents were required to change the partnership structure of Rio Grande Offshore, Ltd. and to provide an alternate source of financing for the acquisition of Block 76. The following is a summary of consents which summary is qualified in its entirety by reference to the complete text of these consents, which are attached as exhibits to this report.

         1. Consent to a restructuring of Rio Grande Offshore, Ltd. by distributing undivided interests in the onshore properties to the existing limited partners and transferring existing offshore properties to a new partnership, Rio Grande GulfMex, Ltd.

         2. Consent to a possible interim loan, guaranty or other accommodation by Robert A. Buschman or another affiliate should it become necessary to provide interim financing to make the initial acquisition of Block 76.

Item 7.  Financial Statements and Exhibits

                  (a)      Financial Statements

                           Because the historical financial records for the acquisition of Block 76 were not accessible from the seller prior to the closing date, it is impracticable to provide the required financial statements for the acquisition at the time this Form 8-K is filed. The Company anticipates that the financial information relative to the Block 76 acquisition will be combined with the financial information filed with the Form 10-KSB due on or before April 30, 1996.

                  (b)      Exhibits

                           Number             Document

                           4.3      Amendments to Note Purchase Agreement

                           4.4      Amendments to Notes

                           4.5      Consents to Proposed Transactions

                           4.6      Amendment to Warrant Agreement

                           10.1 Closing Agreement between Fortune Petroleum Corporation, Pendragon Resources, L.L.C. and Rio Grande Offshore, Ltd. dated March 6, 1996 for the acquisition of South Timbalier Block 76.

                           10.2 Loan Agreement between Comerica Bank - Texas, Rio Grande, Inc. and Rio Grande Drilling Company dated March 8, 1996 for a senior credit facility of $10,000,000.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registratnt has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         RIO GRANDE, INC.



                                         By:     /s/
                                            Guy Bob Buschman, President


Dated: March 26, 1996

                                  EXHIBIT INDEX


         EXHIBIT NO.                DESCRIPTION

         4.3                        Amendments to Note Purchase Agreement

         4.4                        Amendments to Notes

         4.5                        Consents to Proposed Transactions

         4.6                        Amendment to Warrant Agreement

         10.1 Closing Agreement between Fortune Petroleum Corporation, Pendragon Resources, L.L.C. and Rio Grande Offshore, Ltd. dated March 6, 1996 for the acquisition of South Timbalier Block 76.

         10.2 Loan Agreement between Comerica Bank - Texas, Rio Grande, Inc. and Rio Grande Drilling Company dated March 8, 1996 for a senior credit facility of $10,000,000.

                                                            Exhibit 4.3  Page 1

                      AMENDMENTS TO NOTE PURCHASE AGREEMENT

         (1) The definition of "Bank Indebtedness" set forth in the Note Purchase Agreement is amended to read as follows (changes indicated):

         "Bank Indebtedness" means the indebtedness evidenced by and/or arising under the Loan Agreement dated July 14, 1994 by and between the Companies and International Bank of Commerce, and evidenced by and/or arising under any promissory notes or other loan documents executed in connection with and/or modifying or amending said Loan Agreement or extending such promissory notes, if any. The term "Bank Indebtedness" also includes any indebtedness under a loan from Comerica Bank - Texas to the Companies and/or their Subsidiaries secured by a first priority lien on all or part of the Property owned by the Companies and/or by one or more of their Subsidiaries upon substantially the terms set forth in the loan commitment letter from Comerica Bank-Texas to the Companies dated March 1, 1996.

         (2)  The   definitions  of   "Non-Recourse   Indebtedness,"   "Recourse
Indebtedness" and "Qualified Reserves" set forth in the Note Purchase Agreement are amended to read as follows (changes indicated):

         "Non-Recourse Indebtedness" with respect to any Person means any Indebtedness of such Person with respect to which the liability of such Person is limited solely to the property, assets or contract rights securing such Indebtedness.

         "Qualified Reserves" means all proved developed producing reserves and all proved developed nonproducing reserves owned by either of the Companies or by any Subsidiary, either directly or indirectly through the ownership of an interest in a partnership that owns such reserves, as set forth in the most recent Reserve Report (which shall be no less frequent than annual); provided, however, that any such reserves upon which there is a lien securing Indebtedness of either of the Companies or of any Subsidiary which is Non-Recourse Indebtedness as to all of such Persons (i.e., the Companies or their Subsidiaries) who are liable on, or whose property secures, such Indebtedness are not included within the term "Qualified Reserves." The terms "proved developed producing reserves" and "proved developed nonproducing reserves" shall have the meaning given such terms from time to time and at the time in question by the Society of Petroleum Engineers of the American Institute of Mining Engineers. With respect to such reserves owned indirectly by either of the Companies or by any Subsidiary through the ownership of an interest in a partnership that owns such reserves, such reserves considered to be owned by the Companies or the Subsidiary shall be such reserves owned by such partnership multiplied by the percentage ownership of such partnership owned by the Companies or their Subsidiaries. In the event that the Companies or any Subsidiary should acquire any additional proved developed producing reserves and/or proved developed non-producing reserves in the future in a single transaction or series of transactions within an annual period following the preparation of a Reserve Report, the Companies may designate such reserves as Qualified Reserves, having the Qualified Reserves Value ascribed to them by the Companies in good faith, using reasonable industry standards, up to a maximum additional Qualified Reserves Value of one million dollars ($1,000,000.00), for the

                                                            Exhibit 4.3  Page 2

         purposes of determining the Qualified Reserves Value until the next scheduled Reserve Report is delivered. If the Companies should designate a Qualified Reserves Value in excess of one million dollars ($1,000,000.00) for proved developed producing reserves and/or proved developed non-producing reserves acquired in any single future transaction or series of transactions within an annual period following the preparation of a Reserve Report, such reserves shall be deemed to be Qualified Reserves, with the Qualified Reserves Value ascribed to them by the Company until the next scheduled Reserve Report is delivered for the purpose of determining the Qualified Reserves Value; provided, however, that within thirty (30) days after Closing of the transaction causing such additional Qualified Reserves to increase the Qualified Reserves Value reported in the last prior Reserve Report by at least one million dollars ($1,000,000.00), the Companies shall deliver to the Holders compliance certificates in the form attached hereto as Exhibit 10.7, executed by an officer of the Company, certifying that the ratio of the Recourse Indebtedness to the Qualified Reserves Value does not exceed 75% on the date of such certificate.

         "Recourse Indebtedness" means any Indebtedness of either of the Companies or any Wholly-Owned Subsidiary other than Non-Recourse Indebtedness of such Persons, excluding, however, any Indebtedness of either of the Companies owed to any Wholly-Owned Subsidiary or to Offshore and any Indebtedness of any Wholly-Owned Subsidiary owed to either of the Companies or to any other Wholly-Owned Subsidiary or to Offshore.

         (3) Section 11.3 of the Note Purchase Agreement is amended to read as follows (changes indicated):

         11.3.    Liens.

         The Companies will not create, incur, or suffer to exist any Lien on any of their properties, except the following which shall be "Permitted Liens": (i) Liens for taxes, assessments, or governmental charges or levies on their properties, provided the same shall not at any time be delinquent or thereafter can be paid without penalty or are being contested in good faith and by appropriate proceedings and with respect to which reserves in conformity with GAAP have been adequately provided for on the books of the Companies; (ii) Liens imposed by law, such as carriers', warehouseman's and mechanic's liens and other similar Liens arising in the ordinary course of their business which secure payment of obligations not more than 60 days past due; (iii) Liens arising out of pledges or deposits under workman's compensation laws, unemployment insurance, old age pensions, or other Social Security or retirement benefits, or similar legislation; (iv) Liens resulting from utility easements, building restrictions, and such other encumbrances or charges against real property as of are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the ordinary course of business of the Companies;
         (v) Liens resulting from a lessor's  interest under  financing  leases;
         (vi) Liens existing on the date hereof and disclosed on Exhibit "11.3";
         (vii) first  priority  Liens  given to secure any Senior  Indebtedness;
         (viii) Liens incurred by the Companies in connection with or relating to the acquisition of personal property, provided (a) at the time of such acquisition of property, no default exists; and (b) each such Lien

                                                            Exhibit 4.3  Page 3

         shall attach only to the personal property acquired in the transaction by which such Lien was created or assumed; and (ix) until January 1, 1997, a second priority lien on the all or any portion of Belle Properties (as defined below) given to secure Indebtedness of the Companies to any holder of any Senior Indebtedness. The term "Belle Properties" shall mean the reserves to be acquired in 1996 by the Companies and/or any Subsidiary of the Companies from Belle Exploration, Inc. et al. under a Purchase and Sale Agreement with Belle Exploration, Inc. et al.

         (4) Section 11.6 of the Note Purchase Agreement is amended to read as follows (changes indicated):

         11.6     Recourse Indebtedness.

                  The  Companies  will  not  allow  the  ratio  of the  Recourse
         Indebtedness to the Qualified Reserves Value to exceed 75%. The Companies will not permit any Subsidiary, other than Drilling, to incur, assume or otherwise be liable for any Recourse Indebtedness of the Companies or any of their Wholly-Owned Subsidiaries unless the liability of such Subsidiary with respect to such Recourse Indebtedness is limited solely to the property, assets or contract rights securing such Recourse Indebtedness.

         (5) Section 13.2 of the Note Purchase Agreement is amended to read as follows (changes indicated):

         13.2.    Other Remedies.

                  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 13.1, the Holder of any Note at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. Notwithstanding the foregoing, if a Default or an Event of Default has occurred and a Holder of a Note is otherwise permitted to or intends to file, or join in or consent to the filing of, a petition against either of the Companies or any Subsidiary for relief seeking the reorganization, arrangement or liquidation of either of the Companies or any Subsidiary (a "Bankruptcy Enforcement Action"), such Holder of a Note must give the holder of any outstanding Senior Indebtedness written notice (a "Bankruptcy Enforcement Action Notice") of the occurrence of such Default or Event of Default. If such Holder of a Note receives on or before five (5) Business Days after giving a Bankruptcy Enforcement Action Notice to such a holder of Senior Indebtedness a written notice (a "Standstill Notice") from such holder of Senior Indebtedness directing such Holder of a Note to refrain from taking a Bankruptcy Enforcement Action for a stated period of time, such Holder of a Note shall not take a Bankruptcy Enforcement Action until the earlier to occur of (i) the period of time stated in such Standstill Notice, and (ii) 120 days from the date such Standstill Notice is given by such holder of Senior Indebtedness to such Holder of a Note. A Holder of a Note shall not be required to give the holder of any Senior Indebtedness more than one (1) Bankruptcy Enforcement Action Notice during any period of 270 consecutive days.

                                                            Exhibit 4.3  Page 4


         (6) New Section 24 is added to the Note Purchase Agreement to read as follows (changes indicated):

         24.      Consent to Loan from Comerica Bank-Texas.

                  Each Holder (i) consents to the Companies' incurring Indebtedness upon substantially the terms set forth in the Commitment Letter from Comerica Bank-Texas to the Companies dated March 1, 1996;
         (ii) acknowledges that no Default or Event of Default under this Note Purchase Agreement will exist as of the effective date of the Loan Agreement contemplated by such Commitment Letter by reason of the execution and delivery of said Loan Agreement, assuming that any initial advance under the Loan Agreement does not exceed $5,000,000.00; and (iii) acknowledges that such Indebtedness upon substantially the terms set forth in such Commitment Letter shall be Senior Indebtedness.

         (7) All references in the Note Purchase Agreement (including the Exhibits thereto) to "Subordinated Notes due September 30, 2000" are amended to read "Subordinated Notes due September 30, 2002" (change shown), and all references in the Note Purchase Agreement (including the Exhibits thereto) to "Subordinated Note due September 30, 2000" are amended to read "Subordinated Note due September 30, 2002" (change shown), and all references in the Note Purchase Agreement (including any Exhibits thereto) to "Subordinated Promissory Note due September 30, 2000" are amended to read "Subordinated Promissory Note due September 30, 2002" (change shown).

         (8) Effective upon the giving of consent by all of the Holders to the following amendments to the Notes and the Note Purchase Agreement:

               (i) the amendment of the repayment schedule of all of the Notes as described in paragraphs (1) and (2) of
                           Schedule 2 to this Request;
               (ii) the amendment to the Note Purchase Agreement described in paragraph (7) of this Schedule 1; and
               (iii) the amendment of 13.2 of the Note Purchase Agreement as described in paragraph (5) of this Schedule 1, the Note Purchase Agreement is amended to change the purchase price per share under the Warrants (as set forth in Section 1 of the Note Purchase Agreement) from $.40 to $.20.

                                                            Exhibit 4.4  Page 1

                               AMENDMENTS TO NOTES

         (1) The payment provisions in the first two full grammatical paragraphs (including the numbered subparagraphs) on page 2 of each of the Notes are amended to read as follows (changes indicated):
                  Interest hereon shall be paid in quarterly installments on the last day of December, March, June and September of each year, commencing December 31, 1995, and continuing regularly and quarterly thereafter until maturity.

                  The principal hereof shall be paid in quarterly principal payments in amounts calculated in accordance with the quarterly principal payment schedule set forth below, commencing December 31, 1998, and continuing regularly and quarterly thereafter on the last day of each December, March, June and September until September 30, 2002, at which time all unpaid principal, together with all accrued and unpaid interest, shall be due and payable. The quarterly principal payment schedule is as follows:

         (1) Principal payments, each in an amount equal to 3.125% of the Original Principal Balance, shall be due and payable on December 31, 1998, March 31, 1999, June 30, 1999, September 30, 1999, December 31, 1999, March 31, 2000, June 30, 2000,
                  and September 30, 2000.

         (2) Principal payments, each in an amount equal to 9.375% of the Original Principal Balance, shall be due and payable on December 31, 2000, March 31, 2001, June 30, 2001, September 30, 2001, December 31, 2001, March 31, 2002, June 30, 2002,
                  and September 30, 2002.

         (2) The title of each of the Notes is hereby amended to read as follows:

                                RIO GRANDE, INC.

                          SUBORDINATED PROMISSORY NOTE

                             DUE SEPTEMBER 30, 2002

                                                            Exhibit 4.5  Page 1

                        CONSENTS TO PROPOSED TRANSACTIONS

         (1) Consent for all purposes under the Note Purchase Agreement for the Companies to enter into, and to permit the Companies' subsidiaries to enter into and effectuate, the Proposed Restructuring of Offshore as described in the Request for Consents, specifically including, without limitation, the ongoing participation of Robert A. Buschman as a limited partner of GulfMex on substantially the same terms and with the same percentage interest as he has had in Offshore.
         (2) Consent for all purposes under the Note Purchase Agreement for the Companies to enter into, and to permit the Companies' subsidiaries to enter into, the Possible Interim Financing Arrangements as described in the Request for Consents.

                                                            Exhibit 4.6  Page 1

                                RIO GRANDE, INC.
                         AMENDMENT TO WARRANT AGREEMENT

         This Amendment to Warrant Agreement (the "Amendment") is made as of the _____ day of ______________, 1996 by and between Rio Grande, Inc., a Delaware corporation (the "Company"), and the undersigned holder of warrants to purchase common stock, par value $.01 per share, of the Company, which warrants were issued pursuant to the Common Stock Purchase Warrant dated September 27, 1995 (the "Warrant Agreement").

         WHEREAS, in connection with the consent to certain amendments to the 11.50% Subordinated Notes due September 30, 2000 of the Company and Rio Grande Drilling Company (the "Notes") and related Note Purchase Agreement ("Note
Purchase Agreement"), and approval of certain proposed transactions, all as further set forth in the Request for (1) Consent to Proposed Amendments to Notes and Note Purchase Agreements dated September 27, 1995 and (2) Consents to
Proposed Transactions of the Company dated March 2, 1996 (the "Request for Consent"), the parties desire to modify the Warrant Agreement,

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree, subject to the conditions set forth in this Amendment, that the Warrant Agreement is hereby amended as follows:

         1. The last sentence in the second paragraph of the first page of the Warrant Agreement is hereby amended to read, in its entirety, as follows:

         The Holder is entitled to purchase the Warrant Stock for $.20 per share, subject to adjustment as hereinafter provided (the "Exercise Price"), and is entitled also to exercise the other appurtenant rights, powers, and privileges hereinafter set forth.

                                                            Exhibit 4.6  Page 2



         2. Section 4.1 of the Warrant Agreement is hereby amended to read, in its entirety, as follows:

         4.1 Exercise Price. The initial Exercise Price for the Warrant Stock shall be $.20 per share.

The parties further agree that the above described amendments to the Warrant Agreement shall become effective only at such time as the Company has received consents from all of the holders of the Notes to the following amendments to the Notes and the Note Purchase Agreement:

         (i) the amendment of the repayment schedule of all of the Notes, as described in paragraphs (1) and (2) of Schedule 2 to the Request for Consent;

         (ii) the amendment to the Note Purchase Agreement described in paragraph (7) of Schedule 1 of the Request for Consent; and

         (iii) the amendment to Section 13.2 of the Note Purchase Agreement, as described in paragraph (5) of Schedule 1 of the Request for Consent.

Upon receiving such consents, the Company shall confirm to the undersigned in writing that the Exercise Price, as that term is defined in the Warrant Agreement, has been amended pursuant to this Amendment.

                                                            Exhibit 4.6  Page 3



IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

                                THE COMPANY:
                                RIO GRANDE, INC.

                                    By:


                                HOLDER:

                                                           Exhibit 10.1  Page 1
                                CLOSING AGREEMENT

         THIS AGREEMENT, dated March 6, 1996, is entered into by and between Fortune Petroleum Corporation ("Fortune") a Delaware corporation, as Assignor, and PENDRAGON RESOURCES, L.L.C. ("Pendragon"), a Texas limited liability company, wholly owned by Donald L. Walker, and RIO GRANDE OFFSHORE, LTD. ("Rio Grande"), a Texas limited partnership, as Assignees; and BANK ONE, TEXAS, a National Association, ("Bank One") as lienholder; and

         WHEREAS, Pendragon and Fortune are parties to an Acquisition Agreement dated December 6, 1995, from Northport Production Company, concerning the acquisition of an undivided 16.66667% working interest and 12.50000% net revenue interest in certain oil, gas and mineral rights previously owned by PetroFina in South Timbalier Area, Block 76, United States Waters Offshore Louisiana, MMS Lease No. OCS-G-4460 ("Lease OCS-G-4460"), including a producing well, a platform, a transmission line and approximately 5,000 acres of federal mineral leasehold interest; and

         WHEREAS, Fortune has acquired those interests pursuant to the terms of the Acquisition Agreement; and

         WHEREAS, pursuant to the Acquisition Agreement, Pendragon acquired an option to purchase from Fortune 25% of the interest that might be acquired by Fortune pursuant to the Acquisition Agreement (representing a 4.16667% working interest and a 3.12500% net revenue interest) for $790,000.00; and

                                                           Exhibit 10.1  Page 2

         WHEREAS, Rio Grande, Pendragon and Fortune wish to provide a mechanism to provide for payment of the option price set forth in the Acquisition Agreement and for delivery of the Assignments conveying the interests in Lease OCS-G-4460 required to be conveyed upon exercise of such option;

         WHEREAS, Fortune, Rio Grande and Pendragon have mutually agreed to adjust the distribution of amounts to be paid to Fortune and Pendragon and the assignment of interests to Pendragon and Rio Grande upon the exercise of the option, as set forth below; and

         WHEREAS, Fortune, Rio Grande, Pendragon have entered into an Agreement whereby Rio Grande shall pay Pendragon the sum of $85,000, shall pay Fortune an additional $25,000 and shall also advance the additional $790,000 in funding required for Pendragon to exercise the option given to Pendragon in the Acquisition Agreement, and for Fortune to convey to Rio Grande 75% of the interests in Lease OCS-G-4460 acquired through Pendragon's exercise of such option, and for Fortune to convey to Pendragon the other 25% of the interests in Lease OCS-G- 4460 acquired through Pendragon's exercise of such option;

                                                           Exhibit 10.1  Page 3

         WHEREAS, Bank One, and/or its affiliates and participants hold certain liens on Fortune's interests in Lease OCS-G-4460, and Bank One is willing to release such liens upon the interests to be assigned to Pendragon as set forth in the Acquisition Agreement, upon the payment of the sums set forth in set forth in the Acquisition Agreement, and Bank One, Texas, N. A. (the "Escrow Agent") is willing to serve as Escrow Agent to facilitate the closing of the transactions set forth herein;

         NOW, THEREFORE, for valuable consideration received and for purposes of implementing the existing agreements among the parties, Fortune, Pendragon, Rio Grande and Bank One covenant and agree as follows:

         1. Pursuant to an Escrow Agreement (the "Escrow Agreement") the Escrow Agent will receive funds payable upon the exercise of the option pursuant to the parties' agreements and delivering the Assignments and Release of Lien set forth herein;

         2. On or before March 11, 1996, at 5:00 p.m. Central Standard Time, Rio Grande shall deliver to Escrow Agent immediately available funds in the amount of $900,000;

         3. On or before March 11, 1996, at 5:00 p.m. Central Standard Time, Fortune shall deliver to Escrow Agent originals, fully executed by Fortune, of the the Assignment of Operating Rights attached hereto as Exhibit "A-1", and the Assignment of Record Title in Oil and Gas Lease and Bill of Sale and Conveyance attached hereto as Exhibit "A-2", assigning to Pendragon an undivided 1.0416667% working interest, with an attendant 0.78125% net revenue interest, in Lease OCS-G-4460, free and clear of all liens and encumbrances, except for encumbrances such as operating agreements, transportation contracts, production purchase contracts and similaragreements customary in the ownership and operation of offshore oil and gas leases;

                                                           Exhibit 10.1  Page 4



         4. On or before March 11, 1996, at 5:00 p.m. Central Standard Time Fortune shall deliver to Escrow Agent originals, fully executed by Fortune, of the Assignment of Operating Rights attached hereto as Exhibit "B-1", and the Assignment of Record Title in Oil and Gas Lease and Bill of Sale and Conveyance attached hereto as Exhibit "B-2", thereby assigning to Rio Grande Drilling Company an undivided 3.125% working interest, with an attendant 2.34375% net revenue interest, in Lease OCS-G-4460, free and clear of all liens and encumbrances, except for encumbrances such as operating agreements, transportation contracts, production purchase contracts and similar agreements customary in the ownership and operation of offshore oil and gas leases;


         5. Fortune shall secure the release of the lien held by Bank One, and/or its affiliates and participants, encumbering Fortune's interest of 4.16667% in Lease OCS-G-4460, contingent upon the deposit of at least the sum of $815,000 into the Escrow Account created under the Escrow Agreement on or before March 11, 1996, at 5:00 p.m. Central Standard Time.

         6. Immediately upon the delivery to the Escrow Agent of the sum of at least $815,000, the Escrow Agent, pursuant to the Escrow Agreement shall deliver to Rio Grande and Pendragon the fully executed original of a Release of Lien, releasing in full the lien held by Bank One, and/or its affiliates and participants, encumbering Fortune's interest in Lease OCS-G-4460, insofar as and only insofar as such lien encumbers the aggregate undivided 4.16667% working interest, with an attendant 3.125% net revenue interest, assigned to Pendragon and Rio Grande. Rio Grande may act as Pendragon's agent for purposes of accepting such delivery.

                                                           Exhibit 10.1  Page 5

         7. Immediately upon the delivery to Escrow Agent of the sum of at least $815,000, Escrow Agent shall deliver pursuant to the Escrow Agreement to Fortune as Agent for Pendragon the fully executed originals of the Assignment of Operating Rights attached hereto as Exhibit "A- 1" and the Assignment of Record Title in Oil and Gas Lease and Bill of Sale and Conveyance attached hereto as Exhibit "A-2", from Fortune to Pendragon.

         8. Immediately upon the delivery to the Escrow Agent of the total sum of at least $900,000, the Escrow Agent shall deliver pursuant to the Escrow Agreement to Rio Grande the fully executed originals of the Assignment of Operating Rights attached hereto as Exhibit "B-1" and the Assignment of Record Title in Oil and Gas Lease and Bill of Sale and Conveyance attached hereto as Exhibit "B-2", from Fortune to Rio Grande Drilling Company.

         9. The Escrow Agent pursuant to the Escrow Agreement shall immediately pay to Fortune or credit to Fortune's account the first $815,000 in funds delivered to Escrow Agent pursuant to this Agreement. Fortune's account for crediting is: Bank One, Texas, N. A., Att'n. Karen Smith; ABA # 111 000 614;
Beneficiary: Fortune Petroleum Corporation; Acc't. # 188 386 4181.

         10. The Escrow Agent pursuant to the Escrow Agreement shall immediately pay to Pendragon or credit to Pendragon's account $85,000 in funds delivered to the Escrow Agent pursuant to this Agreement. Pendragon's account for crediting is Citizen's Bank & Trust Co., Van Buren, Arkansas, ABA #082 901 017;
Beneficiary: Pendragon Resources, LLC, Acc't. #802 410 306.

         11. This Agreement may be executed in any one or more counterparts, any

                                                           Exhibit 10.1  Page 6

one of which, if originally executed, shall be binding upon each of the parties signing thereon, and all of which taken together shall constitute one and the same instrument.

         12. Fortune, Pendragon and Rio Grande each agrees and covenants to act in good faith and cooperate with the other parties to the extent required to allow the exercise of the option and assignment of the interests pursuant to the terms hereof. Each party further agrees and covenants that it will at any time and from time to time, upon the reasonable request of another party, execute, acknowledge, deliver or perform all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required to carry out the terms and provisions of this Agreement.

         13. No person shall have any rights whatsoever under this Agreement, unless such person is a party to this Agreement, and only in such capacity as such person is a party hereto.

         14. Neither this Agreement nor the relationship created hereunder shall form or constitute any joint venture, partnership or other relationship creating any fiduciary obligations among the parties, and such relationship shall be solely one of co-owners.

         15. No provisions of this Agreement or any of the documents referred to herein may be amended, modified, supplemented, changed, waived, discharged or terminated, except by a writing signed by or on behalf of each party hereto.

         16. The terms and conditions applicable to Bank One acting as Escrow Agent hereunder are those set forth in the form of Escrow Agreement attached hereto as Exhibit "C" and incorporated by reference herein. For the purposes of such Escrow Agreement, the executed

                                                           Exhibit 10.1  Page 7

Assignments on the forms attached hereto as Exhibits "A-1", "A-2", "B-1" and "B-2" and the funds to be paid by Rio Grande shall be considered as the "Property"; the "Release Date" shall be March 11, 1996; the "Depositors" shall mean Pendragon and Fortune, as to the Assignments and Rio Grande as to the funds; the "Other Party" shall mean the party(s) entitled to receive the Property pursuant to the terms hereof, the Courts shall be in Bexar County, Western District of Texas, the fees shall be as set forth in contemporaneous letters among the parties, and the persons authorized to direct the Escrow Agent as to any Depositor or Other Party shall be those signing this Agreement. This Agreement may serve as Exhibit "A" of such form of Escrow Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


PENDRAGON RESOURCES, L.L.C.


By:
         DONALD L. WALKER, Owner

                                                           Exhibit 10.1  Page 8

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

RIO GRANDE OFFSHORE, LTD., by
RIO GRANDE DRILLING CO., General Partner


By:
         GUY  BOB BUSCHMAN,
         President

                                                           Exhibit 10.1  Page 9

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


FORTUNE PETROLEUM CORPORATION


By:
         TYRONE J. FAIRBANKS
         President and CEO

                                                          Exhibit 10.1  Page 10

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BANK ONE TEXAS, N.A., as Lienholder


By:

                                                           Exhibit 10.2  Page 1

                                 Loan Agreement


                                  March 8, 1996

                                     Between

BORROWERS                                          BANK

RIO GRANDE, INC.                                   COMERICA BANK - TEXAS
RIO GRANDE DRILLING COMPANY                        2nd Floor, Thanksgiving Tower
Union Square, Suite 210                            1601 Elm Street
10101 Reunion Place                                Dallas, Texas  75201
San Antonio, Texas  78216-4156

-------------------------------------------------------------------------------


         In consideration of the creation of the reducing revolving facility described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrowers agree as follows:

         1.0 Certain Definitions. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

                  "Acquisition Properties" means those Mortgaged Properties which are listed on Schedule II attached hereto.

                  "Contested in Good Faith" means, as to any payment, tax, assessment, charge, levy, lien, encumbrance or claim, contesting the amount, applicability or validity thereof in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted in a manner satisfactory to Bank, provided (a) a deposit of funds or other security satisfactory to Bank in the full amount of such contested payment, tax, assessment, charge, levy, lien, encumbrance or claim has been provided for in a manner satisfactory to Bank, and (b) the enforcement of the contested payment, tax, assessment, charge, levy, lien, encumbrance or claim is stayed in a manner satisfactory to Bank pending the resolution of such contest.

                  "Grantors" mean collectively Rio Grande, Inc., Rio Grande Drilling Company, Rio Grande Desert Oil Company, Rio Grande Offshore, Ltd., Rio Grande GulfMex, Ltd., and any other person or entity which grants Bank a mortgage or a lien to secure the Loan.

                  "Loan(s)" means collectively any and all loans heretofore or hereafter made by Bank to the Borrowers.

                  "Loan Documents" means this Agreement, the Note, the Oil and Gas Mortgages, the UCC-1 financing statements, the Property Certificate(s), the Transfer Order Letters, the Affidavit of Payment of Trade Bills, the Deposit Assignment Agreements, the Officer's
         Certificates, the Section 26.02 Notice, and all other documents, instruments, guarantees, security agreements, mortgages, deeds of trust, pledge agreements, certificates and agreements executed and/or delivered

                                                           Exhibit 10.2  Page 2

         by Borrowers, Grantors or any third party in connection with any Loan.

                  "Mineral  Interests"  means for all  Grantors  other  than Rio
         Grande GulfMex, Ltd., 100% of, and for Rio Grande GulfMex, Ltd., 80% of, (a) all present and future interests and estates existing under an oil and gas lease including without limitation working interests, royalties, overriding royalties, production payments and net profits interests, (b) all present and future rights in mineral fee interests and rights therein, including without limitation, any reversionary or carried interests relating thereto, (c) all rights, titles and interests created by or arising under the terms of all present and future unitization, communitization, and pooling arrangements (and all properties covered and units created thereby) whether arising by contract or operation of law which now or hereafter include all or any part of the foregoing, and (d) all rights, remedies, powers and privileges with respect to all of the foregoing.

                  "Monthly Reduction Amount" means the following amounts during the period set forth opposite each such amount:


               Amount                                 Period
               ------                                 ------
              $82,000                   April 1, 1996 thru February 1, 1997
              $108,833                   March 1, 1997 thru January 1, 1998
             $2,710,004                          February 1, 1998

                  "Mortgaged Properties" means all present and future Mineral Interests of Grantors in the oil and gas properties described on
         Schedule I and in all other properties in which Grantors hereafter grant to Bank a mortgage or lien.

                  "Note Purchase Agreement" means that certain Note Purchase Agreement dated as of September 27, 1995, pursuant to which Borrowers have issued $2,000,000 in principal amount of their 11.5% subordinated notes due September 30, 2000 (the "Subordinated Notes"), as well as warrants to acquire shares of common stock, together with all modifications and amendments of, and any consents of noteholders given pursuant to, such Note Purchase Agreement as well as the Subordinated Notes issued pursuant to such Note Purchase Agreement.

                  "Reserve   Report"  means  a  report  in  form  and  substance
         satisfactory to Bank prepared by Paul R. Clevenger or Ryder Scott Company or another independent petroleum consulting firm acceptable to Bank evaluating the oil and gas reserves attributable to the Mineral Interests of Grantors in all of their oil and gas properties as of each January 1 and which shall, among other things, (a) identify the wells covered thereby, (b) specify such engineers' opinions with respect to the total volume of reserves (the "available reserves") of hydrocarbons (using the terms or categories "proved developed producing reserves," "proved developed nonproducing reserves" and "proved undeveloped reserves") which Grantors have advised such engineers that the Grantors have the right to produce for their own accounts, (c) set forth such engineers' opinions with respect to the projected future cash proceeds from the available reserves, discounted for present value at a rate acceptable to Bank, for each calendar year or portion thereof after the date of such findings

                                                           Exhibit 10.2  Page 3

         and data, (d) set forth such engineers' opinions with respect to the projected future rate of production of the available reserves, (e) contain such other information as requested by Bank with respect to the projected rate of production, gross revenues, operating expenses, taxes, capital costs, net revenues and present value of future net revenues attributable to such reserves and production therefrom, and
         (f) contain a statement of the price and escalation parameters, procedures and assumptions upon which such determinations were based.

                  "Subsidiaries" mean (a) Rio Grande Desert Oil Company, a Nevada corporation, (b) Rio Grande Offshore, Ltd., a Texas Limited Partnership, and (c) Rio Grande GulfMex, Ltd., a Texas Limited Partnership.

         2.0  Loan.

                  2.1 The Loan. Bank agrees, subject to the terms and conditions hereof, to lend Borrowers at any time and from time to time on or before February 1, 1998, sums (each herein called a "Loan" and collectively the "Loans") which may be repaid and reborrowed pursuant to the terms hereof and which shall not exceed at any one time outstanding the lesser of $10,000,000 or the Borrowing Base (defined in Section 3.0 below). Whenever Borrowers desire to borrow hereunder, they shall give Bank at least one (1) business day's written notice specifying (a) the date of the proposed borrowing, (b) the amount to be borrowed, and (c) a description of the purpose for which the proceeds of the Loan will be used. The request shall be made by means of a Borrowing Request in the form of Exhibit A attached hereto with blanks completed in conformity herewith.

                  2.2 Use of Proceeds.  The proceeds of Loans may be used solely
         (a)  to  refinance  the  existing   indebtedness   of  Borrowers   with
         International Bank of Commerce, (b) to provide a portion of the acquisition price for the purchase by the Grantors of oil and gas properties from Exxon Properties, Belle Exploration, Inc., et al ("Belle Exploration"), Fortune Petroleum Corporation, and Pendragon Resources, L.L.C., which are more particularly described on Schedule II attached hereto (the "Acquisition Properties"), and (c) to acquire and develop Mineral Interests in proved developed producing, proved developed nonproducing, and proved undeveloped oil and gas properties.

                  2.3 Promissory Note. The obligation of Borrowers to repay the aggregate principal balance of all Loans hereunder outstanding at any one time (the "Principal Debt") shall be evidenced by a promissory note (the "Note") which (a) shall be dated March 8, 1996, (b) be payable on or before February 1, 1998 for the amount of $10,000,000, or the Principal Debt then outstanding, whichever is less, (c) bear interest from the date thereof until paid in the manner provided in the Note,
         (d) be entitled to the benefits of this Agreement in the security provided for herein, and (e) be in such form as is acceptable to Bank.

                  2.4 Amortization. Interest under the Note shall be due and payable monthly as it accrues on the first day of each month commencing April 1, 1996, and continuing through and including the first day of January 1998. The Principal Debt then outstanding, plus accrued but unpaid interest to the date of payment, shall be due and payable on February 1, 1998. In addition, principal payments may be required from to time in accordance with the Borrowing Base reduction schedule set forth in Section 3.5 hereof.

                                                           Exhibit 10.2  Page 4

                  2.5 Collateral. The payment and performance of the Note and all of Borrowers' other obligations to Bank hereunder and under the Loan Documents shall be secured by (a) a first and superior lien against the Mineral Interests (including the Mineral Interest being acquired and the Mineral Interest already owned) of Grantors in the Mortgaged Properties pursuant to the terms of one or more deeds of trust (each an "Oil and Gas Mortgage"), which shall be in form and substance satisfactory to Bank; and (b) a first and superior lien against one-half (1/2) of the Mineral Interests of Grantors in the Acquisition Properties being acquired from Belle Exploration, and a lien which is first and superior against the remaining one-half (1/2) mineral interest of Grantors in the Acquisition Properties being acquired from Bell Exploration, subject to a prior lien in such one-half (1/2) interest in favor of Belle Exploration, in each instance pursuant to one or more Oil and Gas Mortgages; and (c) the assignment of and a first and superior lien against and security interest in all amounts that may be owing from time to time by Bank to Borrowers and all Subsidiaries including without limitation all deposit or other accounts of Borrower and Subsidiaries with Bank, which lien and security interest shall be independent of any right of setoff which Bank may have, all pursuant to the terms of one or more deposit assignment agreements (each a "Deposit Assignment Agreement") which shall be in a form and substance satisfactory to Bank;

                  2.6 Unused Commitment Fee. Borrowers agree to pay Bank an unused commitment fee for the period commencing with the date of this Agreement to February 1, 1998, computed at the rate of 1/2 of one percent (.50%) per annum on the average daily unused portion of the Commitment. The phrase "unused portion of the Commitment" as used in the preceding sentence means the difference between (a) the lesser of $10,000,000 or the Borrowing Base, and (b) the Principal Debt. The unused commitment fee shall be billed on a quarterly basis by Bank commencing with the period ending August 1, 1996, and continuing quarterly thereafter.

         3.0 Borrowing Base. The term "Borrowing Base" means, as of the date of determination thereof, an amount as determined by Bank in its sole discretion in accordance with then-current practices, customary procedures and standards used by Bank for its petroleum industry customers, consistently applied with respect to petroleum industry customers similarly situated, including an analysis of such reserve and production data with respect to the Mineral Interests of Grantors in all of their oil and gas properties, including the Mortgaged Properties, as is provided to Bank in accordance herewith. The Borrowing Base shall initially be $4,967,000.

                  3.1 Periodic Determinations of Borrowing Base. The Borrowing Base shall be redetermined by Bank as of February 1 of each year commencing February 1, 1997 (each a "Determination Date"), until maturity. The Borrowing Base, as redetermined, shall remain in effect until the next Determination Date, provided the Borrowing Base may be redetermined between Determination Dates in accordance with Section 3.3 hereof.

                  3.2 Engineering Data to be Provided Prior to Scheduled Determination Dates. On or before January 1 of each year for the Determination Date of February 1, Borrowers shall deliver to Bank production and other engineering data for the oil and gas reserves attributable to the Mineral Interests of Grantors in all of their oil and gas properties, updated and supplemented from that contained in the most recent Reserve Report furnished to Bank. Bank shall then determine the Borrowing Base for the one (1) year period commencing February 1.

                  3.3 Special Determinations of Borrowing Base. Special determinations of the Borrowing Base may be requested by Borrowers or Bank at any time during the term hereof. If any special determination is requested by Borrowers, it shall be accompanied by engineering data

                                                           Exhibit 10.2  Page 5

         similar to that contained in a Reserve Report. If any special determination is requested by Bank, Borrowers will provide Bank with the information similar to that contained in a Reserve Report as soon as is reasonably possible following the request. The determination whether to increase or decrease the Borrowing Base shall then be made by Bank in its sole discretion in accordance with the standards set forth in Section 3.0 hereof. In the event of any special determination of the Borrowing Base pursuant to this Section, Bank in the exercise of its discretion may suspend or reschedule the next regularly scheduled determination of the Borrowing Base.

                  3.4 Borrowing Base Deficiency. If by reason of any adjustment to the Borrowing Base, the principal balance of the Note then outstanding exceeds the amount of the Borrowing Base, then Bank shall notify Borrowers of the same, and Borrowers shall within thirty (30) days following receipt of such notice elect whether to (i) prepay an amount which will reduce the principal amount of the Note to the amount of the Borrowing Base, or (ii) execute and deliver, or cause to be executed and delivered, to Bank instruments mortgaging such other collateral as is acceptable to Bank, pursuant to security documents acceptable to Bank having present values which, in the opinion of Bank, taken in the aggregate are sufficient to increase the Borrowing Base to an amount at least equal to the then-outstanding principal balance of the Note, or (iii) do any combination of the foregoing as is acceptable to Bank. If Borrowers so elect to mortgage additional oil and gas properties, then clause (ii) above shall be accomplished within forty-five (45) days from Bank's date of notification. If Borrowers fail to make an election among clauses (i) through (iii) above within thirty (30) days from Bank's notification, then Borrowers shall be deemed to have selected the payment option specified in clause (i) thereof.

                  3.5 Monthly Borrowing Base Reduction. The Borrowing Base in effect from time to time shall reduce automatically on the first day of each month commencing April 1, 1996, and continuing through and including January 1, 1998, in the amount of the Monthly Reduction Amount. Upon any determination of the Borrowing Base, Bank reserves the right to revise the Monthly Reduction Amount as it deems appropriate in accordance with then current practices, customary procedures and standards used by Bank for its petroleum customers generally, consistently applied with respect to petroleum industry customers similarly situated. If by reason of the reduction of the Borrowing Base pursuant to this Section 3.5 the Principal Debt then outstanding exceeds the Borrowing Base as reduced, then Borrowers shall promptly pay an amount which will reduce the Principal Debt then outstanding to an amount equal to or less than the Borrowing Base as so reduced.

         4.0 Conditions Precedent to Closing. The obligations of Bank as set forth herein are subject to the satisfaction (in the opinion of Bank), unless waived in writing by Bank, of each of the following conditions:

                  4.1 Loan Origination Fee. Borrowers shall have paid Bank a loan origination fee of $33,760.

                  4.2  Effectiveness  of  Loan  Documents.   Each  of  the  Loan
         Documents shall be in full force and effect.

                  4.3 Property Certificates. Borrowers shall have delivered to Bank certificates (whether one or more, the "Property Certificates") for each producing oil and gas lease, well or unit as appropriate relating to the oil and gas properties described in an Oil and Gas

                                                           Exhibit 10.2  Page 6

         Mortgage, which Property Certificates shall be in the form of Exhibit C attached hereto containing the information as provided therein, which shall be satisfactory to Bank. Property Certificates for the
         Acquisition Properties shall be delivered at the closing. Property Certificates for the balance of the Mortgaged Properties shall be delivered within thirty (30) days from the date hereof.

                  4.4 Transfer Order Letters. Borrowers shall have delivered to Bank transfer order letters in the form of Exhibit D attached hereto (the "Transfer Order Letters") for each producing well which is part of the Mortgaged Properties, which Transfer Order Letters shall be satisfactory in form and substance to Bank.

                  4.5 Title Opinions. Borrower shall have caused to be delivered to Bank current favorable title opinions prepared by oil and gas counsel to Borrowers with respect to Acquisition Properties to be acquired with the proceeds of the initial Loan. Each title opinion shall opine as to such matters incident to such properties as Bank may reasonably request including the following:

                           (a) Grantors  have good and  defensible  title to all
                  such oil and gas properties to the extent of their Mineral Interests as specified therein, free and clear of all liens and encumbrances.

                           (b) Grantors  are  entitled to receive,  after giving
                  effect to all royalties, overriding royalties and other burdens payable out of production, a decimal share of all hydrocarbons produced and sold from such oil and gas properties, before and after payout, as set forth in the opinion.

                           (c) Grantors'  operating interest in such oil and gas
                  properties is not obligated to bear a decimal share of all costs and expenses from the operation thereof in excess of that set forth in the opinion, before and after payout.

                  4.6 Title Reliance Letters. There shall have been delivered to Bank a reliance letter from the oil and gas attorneys preparing the title opinions for those Mortgaged Properties listed on Schedule III which entitles Bank to rely on such opinions as if they were addressed to Bank, and which are otherwise acceptable to Bank.

                  4.7 Affidavit of Payment of Trade Bills. Borrowers shall have delivered to Bank an affidavit (the "Affidavit of Payment of Trade Bills") certifying as to the payment of Borrowers' trade creditors and otherwise being in form and substance satisfactory to Bank.

                  4.8  Credit  Opinion.   There  shall  have  been  delivered  a
         favorable opinion of Borrowers' counsel covering such matters incident to the Loan as Bank may reasonably request, including without limitation an opinion to the substantive effect that the closing of the transactions contemplated by the Loan Documents will not constitute an event of default under the Note Purchase Agreement.

                  4.9 Amendments to Note Purchase Agreement. Borrowers shall have delivered to Bank true and correct copies of one or more amendments to the Note Purchase Agreement executed by all of the holders of the $2,000,000 in principal amount of Subordinated Notes issued pursuant to the Note Purchase Agreement which are satisfactory to Bank and its counsel and which provide for the matters set forth on
         Schedule IV attached hereto.

                                                           Exhibit 10.2  Page 7



                  4.10 Belle Exploration Purchase and Sale Agreement. Deliver to Bank a fully executed counterpart of the Purchase and Sale Agreement between Borrowers and Belle Exploration, Inc., which document shall be satisfactory to Bank.

                  4.11 Documentation and Proceedings. Borrowers and the other Grantors shall have delivered resolutions of its board of directors authorizing its execution, delivery and performance of the Loan Documents.

                  4.12 Section 26.02 Notice. Borrowers and the other Grantors shall have executed a notice in compliance with the provisions of
         Section  26.02 of the Texas  Business and Commerce  Code (the  "Section
         26.02 Notice").

                  4.13 Assignment Documents Relating to Refinancing of IBOC Indebtedness. International Bank of Commerce shall have executed and delivered to Bank such assignment documents as are necessary, in the opinion of the Bank, to transfer and assign to Bank the promissory notes of Borrowers made payable to International Bank of Commerce and the collateral therefor, all in connection with the refinancing of the indebtedness of Borrowers owed to International Bank of Commerce.

                  4.14 IBOC Mortgage Amendments. The collateral documents assigned by International Bank of Commerce to Bank shall be modified to secure expressly the Note pursuant to one or more modification agreements as are satisfactory in form and substance to Bank.

                  4.15 Representations and Warranties. All representations and warranties contained herein or in the documents referred to herein or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of this date.

                  4.16 Expenses. Borrowers shall have paid all reasonable expenses of Bank in connection with the preparation of the Loan Documents and the making of the Loan, including but not limited to, the fees and expenses of counsel for Bank.

         5.0 Conditions Precedent to Subsequent Loans. The obligation of Bank to make subsequent Loans to Borrowers is subject, at the time of the funding of each such Loan (the "Funding Date"), to the satisfaction (in the opinion of Bank), unless waived in writing by Bank, of each of the following conditions:

                  5.1 Borrowing Request. Borrowers shall have given Bank at least one business day's written notice by means of a Borrowing Request appropriately completed in compliance herewith.

                  5.2 Availability of Commitment. The then Principal Debt plus the amount of the requested Loan shall be equal to or less than the Borrowing Base then in effect.

                                                           Exhibit 10.2  Page 8

                  5.3 Facility Fee. Borrowers shall have paid Bank a facility fee of 1% of the amount of each Loan made pursuant to this Agreement for any purpose other than acquiring Mineral Interests in the Acquisition Properties and refinancing the existing indebtedness of Borrowers with International Bank of Commerce.

                  5.4 Acquisition Properties. If the purpose of the Loan is to fund the purchase of Mineral Interests in one or more Acquisition Properties, then Borrowers shall have delivered to Bank one or more Oil and Gas Mortgages, financing statements, Property Certificates, Transfer Order Letters, title opinions meeting the requirements of
         Section  4.5  hereof,  an  Affidavit  of Payment  of Trade  Bills and a
         Section 26.02 Notice with respect to same as Bank and its counsel may require.

                  5.5  Expenses.   Borrowers  shall  have  paid  all  reasonable
         expenses of Bank in connection with the making of the Loan.

                  5.6 Representations and Warranties. All representations and warranties contained herein in the Loan Documents shall be true and correct in all material respects as though such representations and warranties have been made on and as of the Funding Date.

                  5.7 No Default. There shall exist no event or default hereunder, and there shall further exist no condition, event or act which, the giving of notice or lapse of time, or both, would constitute an event of default hereunder.

                  5.8 Change in Condition. No adverse change in condition (financial or otherwise) of Borrowers or the other Grantors or any other event shall have occurred which creates a possibility of materially adversely affecting (a) the condition (financial or otherwise) of such Borrower or other Grantor (b) the validity or enforceability of any of the Loan Documents, or (c) the ability of such Borrower or Grantor to meet and carry out its obligations under the Loan Documents or perform the transactions contemplated hereby or thereby.

         6.0 Affirmative Covenants. Until full payment and performance of all obligations of Borrowers under the Loan Documents, Borrowers will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

                  6.1 Financial Statements and Other Information. Deliver to Bank (a) annual audited consolidated financial statements of Borrowers on or before May 15 of each year and monthly consolidated and consolidating financial statements of Borrowers within forty-five (45) days after the end of each month, in each instance to include a balance sheet, an income statement, a cash flow statement prepared in accordance with generally accepted accounting principles consistently applied and presented in a format acceptable to Bank, and (b) such additional information, reports and statements with respect to the business operations and financial condition of Borrowers as Bank may reasonably request from time to time , and (c) within forty-five (45) days after the end of the first three fiscal quarters and within ninety
         (90) days after the end of its fiscal year, a compliance certificate in the form of Exhibit B attached hereto.

                  6.2 Adverse Conditions or Events. Promptly advise Bank in writing of (i) any condition, event or act which comes to Borrowers' attention that would or might materially adversely affect Borrowers' financial condition or operations, the collateral from time to time

                                                           Exhibit 10.2  Page 9

         securing the Loan, or Bank's rights under the Loan Documents, (ii) any litigation filed by or against Borrowers, (iii) any event that has occurred that is or would constitute an event of default under any Loan Documents, and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $50,000.

                  6.3 Monthly Production Reports. As soon as available and in any event not later than the seventy-fifth (75th) day following the end of each month, internally prepared production reports showing for each of the Mortgaged Properties all production of oil, gas and other hydrocarbons, all proceeds received during the month from the sale of production from such Mortgaged Properties, all expenses incurred during the month attributable to such Mortgaged Properties, a description of all material operations conducted on such Mortgaged Properties since the last monthly report and such other information as Bank may reasonably request.

                  6.4 Reserve Report. Deliver to Bank on or before April 1 of each year (i) a Reserve Report, and (ii) a schedule comparing the net revenue interests of each well or lease of the Mortgaged Properties as reflected in each Oil and Gas Mortgage after giving effect to all encumbrances listed thereon, to net revenues reflected in the Reserve Report along with an explanation as to any material discrepancies between the two net revenue interest disclosures.

                  6.5  Taxes  and Other  Obligations.  Pay,  and cause the other
         Grantors to pay, all taxes, assessments and other obligations, including, but not limited to taxes and assessments and lawful claims which, if unpaid, might by law become a lien against the assets of Grantors, as the same become due and payable, except to the extent the same are being Contested in Good Faith.

                  6.6 Engineering Expenses. Pay, and cause the other Grantors to pay, all engineering expenses up to $5,000 per redetermination incurred by Bank after the date hereof in connection with the administration of the credit facility evidenced by this Agreement.

                  6.7 Insurance. Keep their properties and those of the other Grantors of an insurable nature insured at all times against such risks and to the extent that like properties are customarily insured by other companies engaged in the same or similar businesses similarly situated.

                  6.8 Compliance with Laws. Comply, and cause the other Grantors to comply, with all applicable laws (including environmental laws), rules, regulations and orders of any governmental authority.

                  6.9 Inspection of Books and Records. Allow any representative of Bank to visit and inspect the Mortgaged Properties, to examine their books of record and account and to discuss their affairs, finances and accounts with any of their officers, directors, employees, accountants and agents, all at such reasonable times and as often as Bank may request.

                  6.10 Further Assurances. Take, and cause each Grantor to take, any and all such other action as Bank may from time to time deem necessary or appropriate in connection with this Agreement or any of the other Loan Documents (a) to cure any defects in the creation of the Loan Documents, or (ii) to evidence further or more fully describe the collateral intended as security, or (iii) to correct any omissions in the Loan Documents, or (iv) to state more fully the security obligations set forth in this Agreement or in any of the Loan Documents, or (v) to perfect, protect

                                                          Exhibit 10.2  Page 10

         or preserve any liens pursuant to any of the Loan Documents, or (vi) for better assuring and confirming unto Bank all or any part of the security for such obligations.

         7.0 Negative Covenants. Until full payment and performance of all obligations of Borrowers under the Loan Documents, Borrowers will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

                  7.1 Sale of Mineral Interests. Directly or indirectly sell, lease or otherwise dispose of (by farmout or otherwise), or permit any other Grantor to sell, lease or otherwise dispose of (by farmout or otherwise), any of their present or future Mineral Interests in the Mortgaged Properties other than (a) sales of hydrocarbons in the ordinary course of business, (b) any compulsory pooling or unitization ordered by a governmental body with jurisdiction over the Mineral Interests.

                  7.2 Abandonment, Etc. (a) Permit, or allow any other Grantor to permit, the surrender, abandonment, release or termination, in whole or in part, of any present or future Mineral Interests in any oil and gas property now owned or hereafter acquired by Grants (1) which constitutes a part of the Mortgaged Properties at such time, unless in the opinion of Bank the same has become unprofitable, or (2) which is producing hydrocarbons in commercially profitable quantities, or (b) enter into, or permit any other Grantor to enter into (and use their best efforts to cause any operator with respect thereto, as the case may be, not to enter into) any agreement related to, or any amendment or modification of, any present or future Mineral Interest in any oil and gas property now owned or hereafter acquired by Grantors, or any operating agreement, unit agreement, gas purchase or sale contract, other hydrocarbon sales contract, easement, license, franchise, permit or other contract or agreement of any character in respect of title to or operation of such property of the production therefrom or the sale or transportation thereof, except in those circumstances where a reasonably prudent operator under similar circumstances and in accordance with customary industry practice would deem it prudent to do so and such actions individually or in the aggregate are not such as to materially interfere with the development, operation or value of the Mortgaged Properties.

                  7.3 Merger, Etc. Enter into any merger or consolidation, or transfer control or ownership of the Borrowers or form or acquire any subsidiary, or permit any other Grantor to do any of the foregoing.

                  7.4 Liens. Grant, suffer or permit, or permit any other Grantor to grant, suffer or permit, any contractual or noncontractual lien on or security interest in their assets, except (a) liens in favor of Bank; (b) a lien in favor of Belle Exploration against one-half (1/2), of the Mineral Interests of Grantor in the Acquisition
         Properties acquired from Belle Exploration; (c) liens for taxes, assessments or similar charges, incurred in the ordinary course of business that are not yet due and payable; (d) liens of mechanics, materialmen, warehousemen, carriers, operators and other like liens securing obligations incurred in the ordinary course of business that are not yet due and payable; (e) landlord's liens for rentals not yet due and payable; (f) purchase-money liens and security interest on any personal property hereafter acquired or a lien or security interest incurred in connection with any capital lease involving personal property; (g) existing liens in vehicles owned by Borrowers; and (h) the following if the validity or amount thereof is being Contested in Good Faith:

                                                          Exhibit 10.2  Page 11

                           (1) Claims or liens for taxes, assessments or similar
                  charges  due and  payable  and subject to interest or penalty;
                  and

                           (2)  Claims  or  liens  of  mechanics,   materialmen,
                  warehousemen, carriers, operators or other like liens.

                  7.5 Extensions of Credit. Make, or permit any other Grantor to make, any loan or advance to any individual, partnership, corporation or other entity, except (a) loans or advances of Borrowers to any Subsidiary or of any Subsidiary to Borrowers or another Subsidiary, and
         (b) advances made to employees of Borrowers for the payment by them of items for which an expense report or voucher will be filed and which items will constitute ordinary and necessary business expenses of Borrowers.

                  7.6 Borrowings. Create, incur, assume or become liable, or permit any other Grantor to create, incur, assume or become liable, in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for (a) normal trade debts incurred in the ordinary course of business, (b) the indebtedness evidenced by the Subordinated Notes, (c) indebtedness owed to Belle Exploration arising out of the Grantor's acquisition of the Mineral Interests in the Acquisition Properties from Belle Exploration,
         (d) existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement, (e) indebtedness of any Grantor secured by purchase-money liens and security interests, and (f) indebtedness of Borrowers to each other or to any Subsidiary or of any Subsidiary to Borrowers or another Subsidiary.

                  7.7 Dividends and Distributions. (a) Make any distribution (other than dividends payable in capital stock of Borrowers) on any shares of any class of their capital stock or apply any of their property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock of Borrowers; provided however, unless an event of default has occurred and is continuing, Borrowers may make payments to the holders of Subordinated Notes issued pursuant to the Note Purchase Agreement, and (b) permit Rio Grande GulfMex, Ltd. to make any distribution (other than a distribution to its partners in the ordinary course of business and in accordance with the respective partnership interests of such partners) on any partnership interest or apply any of its property or assets to the purchase, redemption or other retirement of any partnership interest.

                  7.8 Working Capital. Permit at any time the excess of consolidated current assets over consolidated current liabilities of Borrowers to be less than $1. Current maturities of long term debt shall be excluded from the determination of consolidated current liabilities.

                  7.9 No Amendment of Note Purchase Agreement. Modify or amend the terms and provisions of the Note Purchase Agreement or any of the Subordinated Notes.

                  7.10 Principal Debt not to Exceed Commitment. Permit at any time the Principal Debt to exceed the lesser of $10,000,000 or the Borrowing Base then in effect.

                  7.11 Investments. Invest in (by capital contribution or otherwise), or acquire or purchase or make any commitment to purchase the obligations or stock of, any entity, or permit any other Grantor to

                                                          Exhibit 10.2  Page 12

         do any of the foregoing, except (i) temporary investments in securities of the United States having maturities not in excess of one (1) year,
         (ii) certificates of deposit issued by Bank, and (iii) such other investments as approved by Bank.

                  7.12 Change of Control of Rio Grande, Inc. Permit the change of control of Rio Grande, Inc. "Change of control" as used in the preceding sentence means (i) the acquisition of more than fifty percent (50%) of the outstanding voting stock of Rio Grande, Inc. by any person or entity or group of persons or entities acting in concert, or (b) the acquisition of more than ten percent (10%) of the outstanding voting stock of Rio Grande, Inc. by any person or entity or group of persons or entities acting in concert if at any time following such acquisition of ten percent (10%) or more of such outstanding voting stock more than fifty percent (50%) of the persons serving on the board of directors of Rio Grande, Inc. are persons proposed directly or indirectly by the persons or entities or group of persons or entities acting in concert who have acquired such ten percent (10%) or more of Rio Grande, Inc.'s outstanding voting stock.

                  7.13 Change in Management. Permit Guy R. Buschman to cease being the President and Chief Executive Officer of Borrowers; provided that if Guy R. Buschman is disabled and thus unable to perform his duties as President of Borrowers, then Borrowers shall have sixty (60) days within which to appoint a president acceptable to Bank. "Disabled" as used in the preceding sentence means if, for physical or mental reasons, Guy R. Buschman is unable to perform his duties as President of Borrowers for 60 consecutive days or one hundred twenty (120) consecutive days during any 12-month period.

                  7.14 Change of General Partner. Permit Rio Grande Drilling Company to cease to be the general partner of Rio Grande Offshore, Ltd., and/or permit Rio Grande Offshore, Ltd. to cease to be the general partner of Rio Grande GulfMex, Ltd.

                  7.15 Change of Control of Rio Grande Drilling Company. Permit Rio Grande, Inc., to own less than 100% of the outstanding voting stock of Rio Grande Drilling Company.

                  7.16 Change of Control of Rio Grande Desert Oil Company. Permit Rio Grande Drilling Company to own less than 100% of the outstanding voting stock of Rio Grande Desert Oil Company.

                  7.17 Change in Nature of Business. Conduct any business other than, or make any material change in the nature of, their business, and those of the other Grantors, as carried on as of the date hereof.

                  7.18 Arm's Length Transactions. Enter into, or permit any other Grantor to enter into, any transaction with any affiliate, except a transaction upon terms that are not less favorable to them than would be obtained in a transaction negotiated at arm's length with an unrelated third party, or a transaction otherwise expressly permitted by the terms of this Agreement.

                                                          Exhibit 10.2  Page 13

         8.0 Representations and Warranties. Borrowers hereby represent and warrant to Bank as follows:

                  8.1 No Liens. Grantors have good and defensible title to all of Grantors' Mineral Interests in and to the oil and gas leases which constitute the Mortgaged Properties, and none of such Mineral Interests are subject to any security interest, mortgage, deed of trust, pledge, lien, title retention document or encumbrance of any character, except for liens permitted by Section 7.4 hereof.

                  8.2 Mortgaged Properties Same as Properties Engineered. All of the oil and gas leases described in and covered by the engineering reports which have previously been delivered to and relied upon by Bank in connection with this Agreement are part of the Mortgaged Properties described in the Oil and Gas Mortgage.

                  8.3 Good Standing. Rio Grande, Inc. is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the power and authority to own its property and to carry on its business in each jurisdiction in which it does business. Rio Grande Drilling Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the power and authority to own its property and to carry on its business in each jurisdiction in which it does business. Rio Grande Offshore, Ltd., and Rio Grande GulfMex, Ltd., are limited partnerships, duly organized, validly existing and in good standing under the laws of the State of Texas, and each has the power and authority to own its property and to carry on its business in each jurisdiction in which it does business.

                  8.4 Authority and Compliance. Borrowers have full power and authority to execute, deliver and perform the Loan Documents to which they are parties and to incur and perform the obligations provided for therein. The other Grantors have full power and authority to execute, deliver and perform the Loan Documents to which they are parties and to incur and perform the obligations provided for therein. No consent or approval of any public authority or other third party is required as a condition to the validity or performance of any Loan Document, and Grantors are in compliance with all laws and regulatory requirements to which Grantors are subject except for those laws and regulations the non-compliance with which does not create a possibility of adversely affecting either the financial condition of the Grantors or any of their Mineral Interests in the Mortgaged Properties.

                  8.5 Binding Agreement. This Agreement and the other Loan Documents executed by Grantors constitute valid and legally binding obligations of Grantors, enforceable in accordance with their terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, or other similar laws affecting creditors' rights generally.

                  8.6 Litigation. There is no proceeding involving Grantors pending or, to the knowledge of Borrowers, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

                  8.7 No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to

                                                          Exhibit 10.2  Page 14

         the power or authority of Grantors and no provision of any existing agreement, mortgage, indenture or contract binding on Grantors or affecting Grantors' property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

                  8.8 Taxes. All taxes and assessments due and payable by Grantors have been paid or are being Contested in Good Faith, and Grantors have filed all tax returns which Borrowers are required to file.

                  8.9 Accuracy of Information. To the best of Borrowers' knowledge, all factual information furnished by Borrowers and the other Grantors to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete in all material respects on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

         9.0 Default. Any of the following shall constitute events of default:

                  9.1 Nonpayment. Borrowers shall default in the due and punctual payment of any principal or interest of the Note or any other obligation of Borrowers to Bank when due and payable, whether at maturity or otherwise.

                  9.2 Representations and Warranties. Any representation, warranty or statement made by Borrowers and the other Grantors herein or otherwise in writing in connection herewith or in connection with any of the other Loan Documents and the agreements referred to herein or therein or in any financial statement, certificate or statement signed by any officer or employee of Borrowers or other Grantors and furnished pursuant to any provision of the Loan Documents shall be breached, or shall be materially false, incorrect or incomplete when made.

                  9.3 Default in Covenants Under Agreement. Borrowers shall default in the due performance or observance by Borrowers of any term, covenant or agreement contained in this Agreement other than a default described in Sections 9.1 and 9.2 hereof, and the covenants described in Sections 6.2, 6.5, 6.6 and 7.1 through 7.18 hereof, and such failure shall continue for thirty days after (a) notice of such default from Bank, or (b) Bank is notified of such default or should have been so notified pursuant to the provisions of Section 6.2 hereof, whichever is earlier.

                  9.4 Default in Other Loan Documents. Borrowers or any other Grantor shall default in the due performance of or observance by Borrowers or other Grantors of any term, covenant or agreement on Borrowers' or Grantor's part to be performed pursuant to the terms of any of the other Loan Documents and the default shall continue unremedied beyond any grace or cure period therein provided.

                  9.5 Default in Other Debt. An event of default shall occur under the provisions of any instrument (other than the Loan Documents) evidencing indebtedness of Borrowers or the other Grantors for the payment of borrowed money or of any agreement relating thereto, including without limitation, indebtedness owed to Belle Exploration for the Acquisition Properties purchased from Belle Exploration and the indebtedness evidenced by the Subordinated Notes (the effect of which is to permit the holder or holders of such instrument to cause the indebtedness evidenced

                                                          Exhibit 10.2  Page 15

         by such instrument to become due prior to its stated maturity) provided Borrowers may default in indebtedness secured by purchase-money security interests so long as the total amount of such indebtedness in default does not exceed $50,000 in the aggregate.

                  9.6 Validity of Loan Documents. Any of the Loan Documents shall cease to be a legal, valid and binding agreement enforceable against any party executing the same in accordance with the respective terms thereof, or shall in any way be terminated, or become or be declared ineffective or inoperative, or shall in any way whatsoever cease to give or provide the respective rights, remedies, powers and privileges intended to be created thereby.

                  9.7 Bankruptcy. Borrowers or any other Grantor shall suspend or discontinue their business operations, or shall generally fail to pay their debts as they mature, or shall file a petition commencing a voluntary case concerning Borrowers or any other Grantor under any chapter of the United States Bankruptcy Code; or any involuntary case shall be commenced against Borrowers or any other Grantor under the United States Bankruptcy Code which remains undismissed for a period of sixty (60) days or more; or Borrowers or other Grantors shall become insolvent (howsoever such insolvency may be evidenced).

                  9.8  Judgments  and Decrees.  Borrowers  or any other  Grantor shall suffer a final judgment for the payment of money and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced, or, if commenced, has been effectively stayed. Any order, judgment or decree shall be entered in any proceeding against Borrowers or the other
         Grantors decreeing their dissolution or split up and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days.

                  9.9 Bank Accounts of Rio Grande Desert Oil Company. Rio Grande Desert Oil Company shall maintain a deposit or other bank account with any financial institution other than Bank.

         10.0 Remedies.  Upon the occurrence of an event of default described in
Section 9.7 hereof, the entire principal of and accrued interest on the Note shall forthwith be due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by Borrowers. In the event that any other event of default occur and be continuing, Bank may, without demand or notice of its election terminate its obligation to make further Loans hereunder and/or declare the entire unpaid balance of the Note and all other indebtedness of Borrowers to Bank, or any part thereof, immediately due and payable, whereupon the principal of and accrued interest on such Note and other indebtedness shall be forthwith due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by Borrowers. Upon the occurrence and during the continuance of any event of default, Bank may (a) exercise any and all rights under or pursuant to any of the Loan Documents, and
(b) exercise any and all rights afforded to Bank by the laws of the State of Texas or any other applicable jurisdiction or in equity or otherwise, as Bank may deem appropriate. Bank agrees that it will not exercise its right to the assignment of the proceeds of sales of production set forth in the Oil and Gas Mortgages until an event of default hereunder or thereunder has occurred.

                                                          Exhibit 10.2  Page 16

         11.0 Notices. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the addresses set forth on the first page of this Agreement or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made (a) if sent by hand delivery or private courier, upon delivery; and (b) if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid.

         12.0 Costs, Expenses and Attorneys' Fees. Borrowers shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees, incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) any modifications of or consents or waivers under or amendments to or interpretations of or enforcement of this Agreement, the Note, the other Loan Documents and the agreements described therein. Borrowers further agree to indemnify Bank from and hold it harmless against any and all losses, liabilities, claims, damages or expenses which Bank suffers or incurs as a result of its entering into this Agreement, or the consummation of the transactions contemplated by this Agreement and the Loan Documents, or the use or contemplated use of the proceeds of the Loan, including, without limitation, the fees and disbursements of counsel incurred in connection with any litigation, arbitration or other proceeding arising out of or by reason of any of the aftersaid.

         13.0 Miscellaneous. Borrowers and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

                  13.1 Cumulative Rights and No Waiver. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrowers expressly waive any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrowers in any case shall, of itself, entitle Borrowers to any other or future notice or demand in similar or other circumstances.

                  13.2  Applicable  Law.  This  Agreement  and  the  rights  and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Texas and applicable United States federal law.

                  13.3 Amendment. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Agreement is binding upon Borrowers, their successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrowers' rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrowers of any obligations hereunder. There is no third party beneficiary of this Agreement.

                  13.4 Documents. All documents, certificates and other items required under this Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

                                                          Exhibit 10.2  Page 17

                  13.5 Partial Invalidity. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

                  13.6 Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of Bank to make any advances hereunder shall not have expired.

         14.0 Joint and Several Liability of Borrowers. The liability of Borrowers hereunder shall be joint and several in all respects.

         15.0 Limitation on Liability of Subsidiaries. Notwithstanding anything to the contrary contained in any of the Loan Documents, and except as expressly hereinafter provided, but without in any manner releasing, impairing or otherwise affecting the Note or any of the other Loan Documents, or the validity thereof or hereof, or the liens created thereby, or the liability of Borrowers, in the event of any default under the terms of the Note or any of the other Loan Documents, the liability of the Subsidiaries for the repayment of the indebtedness evidenced by the Note or for any other sums due as the result of any defaults under the Note or of any of the other Loan Documents, shall be limited to the Mineral Interests of the Subsidiaries in the Mortgaged Properties. The limitations of liabilities specified in the preceding sentence shall not apply in the following circumstances (provided nothing contained herein shall be construed to impose upon any Subsidiary liability for the repayment of borrowed money without such liability being limited to the property securing the repayment of such borrowed money):

                  A. Fraud or Misrepresentation. The Subsidiaries shall be fully liable for fraud or misrepresentation made by any Grantor in connection with the Loan Documents to which they are parties.

                  B. Failure to Pay Taxes and Assessments. The Subsidiaries shall be fully liable for taxes, assessments or other charges which can create liens on any portion of the Mortgaged Properties that are payable or applicable to a period prior to any foreclosure under any Oil and Gas Mortgage (but only to the full extent of any such taxes, assessments or other charges not so paid).


         16.0 Agreement Controlling. In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of any of the other Loan Documents, the terms and provisions of this Agreement shall control. The parties understand and agree that the commitment letter between them dated as of March 1, 1996 (executed by the Borrowers as of March 2, 1996), has been replaced and superseded by this Agreement.

         17.0 Notice of Final Agreement. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                                          Exhibit 10.2  Page 18

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                         RIO GRANDE, INC.



                                         By
                                             Guy R. Buschman
                                             President


                                         RIO GRANDE DRILLING COMPANY



                                         By
                                             Guy R. Buschman
                                             President


                                         COMERICA BANK - TEXAS



                                         By
                                             Terry O. McCarter
                                             Vice President

                                                          Exhibit 10.2  Page 19


                           SCHEDULES TO LOAN AGREEMENT


     I                     Mortgaged Properties                           1.0

     II                    Acquisition Properties                         2.2

     III                   Title Reliance Letters                         4.6

     IV                    Amendments to Note Purchase Agreements         4.9




                           EXHIBITS TO LOAN AGREEMENT


     A                         Borrowing Request                          2.1

     B                         Quarterly Compliance Certificate           6.1

     C                         Form of Property Certificate               4.3

     D                         Form of Transfer Order Letter              4.4

                                                          Exhibit 10.2  Page 20

                                                          Exhibit 10.2  Page 21

                                                          Exhibit 10.2  Page 22

                                                          Exhibit 10.2  Page 23

          LEASE NAME       FIELD                        COUNTY            STATE
Wiederkehr #3          East 76 (Wilcox 9300)           Duval                TX
Holstein #1            Comite                          East Baton Rouge     LA
Scan-King G            Stovall (McLester)              Young                TX
 Granbury              Copeland Creek (Jackson County  Polk                 TX
                       Regular)
Jacobs Livestock       heluma (Devonian)               Upton                TX
Richards "A"           Berrypatch (Congl.)             Jack                 TX
Sanders                Jack County Regular             Jack                 TX
Zonne -B-              K W S (Strawn)                  Tom Green            TX
Killen                 Merff (Congl)                   Jack                 TX
Morgan, Rand           Rand Morgan (5250)              Jim Wells            TX
 Crumpton-Williams     Scan (Congl.)                   Young                TX

                                                          Exhibit 10.2  Page 24

                                   SCHEDULE II

                         LIST OF ACQUISITION PROPERTIES



A.       BELLE EXPLORATION ACQUISITION

         Lease Name                    County                         State

Riceland Lumber Co. #1               Beauregard                      Louisiana
Riceland Lumber Co. A #2             Beauregard                      Louisiana
Holstein #1                          East Baton Rouge                Louisiana
Rosenblatt #4                        Wilkinson                       Mississippi
Rosenblatt #6                        Wilkinson                       Mississippi
Pettis A #1                          Wilkinson                       Mississippi
USA 32 #2A                           Franklin                        Mississippi
USA 32 #2                            Franklin                        Mississippi
Butler                               Franklin                        Mississippi
MacNeil #2                           Adams                           Mississippi
MacNeil #4                           Adams                           Mississippi
Palatine Hills #4                    Adams                           Mississippi
USA 19 #3                            Franklin                        Mississippi
Armstrong Oakland #2                 Adams                           Mississippi
Richmond #4                          Adams                           Mississippi



B.       FORTUNE PETROLEUM CORPORATION/DONALD L. WALKER
         PENDRAGON RESOURCES, L.L.C.

         Lease Name                  County                    State

         OCS 04460D 1 BLK 76        South Timbalier           Louisiana



C.       EXXON ACQUISITION

         Lease Name                 County                    State

         Conwell - GU- #1           Wheeler                   Texas

                                                          Exhibit 10.2  Page 25

         Miles Gas Unit             Wheeler                   Texas
         Simmons Gas Unit           Wheeler                   Texas

                                                          Exhibit 10.2  Page 26

                                  SCHEDULE III


                    LIST OF OIL AND GAS PROPERTIES FOR WHICH
                     TITLE RELIANCE LETTERS WILL BE PROVIDED



         Lease                              County                State

     Damron A                             Upton                   Texas
     OCS 05392A 1 BLK 317                 East Cameron Area       Louisiana
     OCS 05393A 2 BLK 318                 East Cameron Area       Louisiana
     Federal #1-13                        Sheridan                Montana
     McKinley Unit                        Young                   Texas
     Kiker-Amoco #206                     Hemphill                Texas
     Burrell #1                           Wheeler                 Texas
     Jacobs Livestock C                   Upton                   Texas
     Damron B                             Upton                   Texas
     Barnsley, T.C. #3                    Crane                   Texas
     Herrell #1                           McClain                 Oklahoma

                                                          Exhibit 10.2  Page 27

                                   SCHEDULE IV



o        Identify the indebtedness owed to Bank as Senior Indebtedness

o Prohibit the holders of the Subordinated Notes from directly or indirectly joining in or consenting to the commencement of any bankruptcy proceeding against either Borrower until after 120 days have elapsed from the date the noteholders have given notice to the Bank of the occurrence of a default under the Note Purchase Agreement and of the intention of the noteholders so to join in or consent to such a proceeding

o Permit financing by Belle Exploration, Inc., of not more than 50% of the purchase price payable in connection with the Purchase and Sale Agreement between the Borrowers and Belle Exploration, Inc.

o Amend the Note Purchase Agreement and each note issued thereunder to provide that the subordinated notes will mature September 30, 2002, that interest only shall be payable until December 31, 1998, that principal shall be payable quarterly commencing December 31, 1998, that the principal payments due December 31, 1998, March 31, 1999, June 30, 1999, September 30, 1999, December 31, 1999, March 31, 2000, June 30,
         2000, and September 30, 2000, shall be in an amount equal to 3.125% of the original principal balance, and that principal payments due thereafter shall be in an amount equal to 9.375% of the original principal balance thereof.

                                                          Exhibit 10.2  Page 28

                                    EXHIBIT A

                                BORROWING REQUEST

         Reference is made to that certain Loan Agreement among RIO GRANDE, INC., RIO GRANDE DRILLING COMPANY and COMERICA BANK - TEXAS dated as of March 8, 1996 (the "Loan Agreement"). The terms used herein shall have the same meanings as provided therefor in the Loan Agreement unless the context hereof otherwise requires or provides.

A.       GENERAL.

         1. Date of proposed Loan.

         2. Amount Requested.

         3. Description of use of proceeds of Loan:

         4. The  Borrowers  hereby  certifies  that  all  conditions   precedent
            specified by the Loan Agreement for this Loan have been complied with in all respects.


B.       BORROWING BASE.

1.       Enter:  lesser of $10,000,000
         or Borrowing Base currently in
         effect.

2.       Enter:  Principal Debt outstanding
         as of this date.                     -

3.       Excess (deficit) available for
         Loans (subtract line B2 from
         line B1).

                                                          Exhibit 10.2  Page 29

         The Borrowers hereby certify that on the date hereof the representations and warranties contained theLoan Agreement are true in all material respects as if made on the date hereof, and no event of default or no event which, with the lapse of time or the giving of notice, or both, would constitute an event of default under the Loan Agreement, exists.

         Dated ____________, 199__.

RIO GRANDE, INC.                            RIO GRANDE DRILLING COMPANY

By                                          By

   Title                                       Title

                                                          Exhibit 10.2  Page 30

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE


TO:      COMERICA BANK - TEXAS

         Reference is made to that certain Loan Agreement among RIO GRANDE, INC., RIO GRANDE DRILLING COMPANY and COMERICA BANK - TEXAS dated as of March 8 1996(the "Loan Agreement"). The terms used herein shall have the same meanings as provided therefor in the Loan Agreement, unless the context hereof otherwise requires or provides.

         The undersigned HEREBY CERTIFIES that he is the duly elected and qualified officer of __________________________ holding the office set forth opposite his signature below, AND DOES FURTHER CERTIFY, individually and on behalf of the Borrowers, that:

                  1. A review of the activities of the Borrowers during the preceding fiscal quarter has been made under his supervision with a view to determining whether, during such fiscal quarter Borrowers have kept, observed, performed and fulfilled all of their obligations under the Loan Documents, and that to the best of his knowledge Borrowers have kept, observed, performed and fulfilled all of such obligations, except as set forth in Schedule I attached hereto. (If no Schedule I is attached, then such exception does not apply and no such failures exist.)

                  2. Attached hereto as Exhibit "A" is the calculation of the financial covenant of Sections 7.8 of the Loan Agreement determined as of the last day of the immediately preceding fiscal quarter of the Borrowers, which calculation has been made in accordance with the requirements of the Loan Agreement and which is true and correct in all respects.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on ________________, 199__.


Office                                               Signature




                                  Printed Name

                                                          Exhibit 10.2  Page 31


                       EXHIBIT "A" FOR THE FISCAL QUARTER
                        ENDING __________________, 199__


         Section 7.8 - Working Capital. The excess of the consolidated current assets over consolidated current liabilities of Borrowers must not be less than $1. Current maturities of long term debt are excluded from the determination of consolidated current liabilities. As of the date above:

                  The consolidated current assets of Rio Grande, Inc., and subsidiaries exceed the consolidated current liabilities of Rio Grande, Inc., and subsidiaries by $______________.

                                                          Exhibit 10.2  Page 32

                                    EXHIBIT C

                              PROPERTY CERTIFICATE


TO:      COMERICA BANK - TEXAS


         Reference is made to that certain Loan Agreement dated as of March 8,1996 (the "Loan Agreement"), among RIO GRANDE, INC., RIO GRANDE DRILLING COMPANY and COMERICA BANK - TEXAS. The defined terms used in this Certificate shall have the same meanings as provided therefor in the Loan Agreement, unless the context hereof otherwise requires or provides. This is the Property Certificate referred to in the Loan Agreement.

         The Grantors have mortgaged to the Bank their Mineral Interests in the Mortgaged Properties. The Grantors HEREBY CERTIFY to the Bank that true, complete and correct responses for items A through H below for each of the Mortgaged Properties are described on the ___ page exhibit to this Property
Certificate:

                  A. Well, lease or unit name, as appropriate.

                  B. Operator's name and address.

                  C. First purchaser's name and address.

                  D. Lease number or other designation used by payor to identify lease or leases in accounting for revenues, costs and joint interest transactions.

                  E. Identity of Grantor which owns record title to the Mineral Interest in such well, lease or unit.

                  F. Identity of Grantor which beneficially owns the Mineral Interest in such well, lease or unit.

                  G. The ownership interest of each Grantor, as appropriate, with respect to the well, lease or unit. Such ownership interest does and will entitle such Grantor to receive a decimal share of all oil, gas or other hydrocarbons produced from, or allocated to, such well or unit equal to not less than the decimal share set forth in the column headed "Net Revenue Interest." Such ownership interest shall cause such Grantor to be obligated to bear a decimal share of the cost of the operation of such well, lease or unit equal to not more than the decimal share set forth in the column headed "Working Interest."

                  H. Attached is a description of the underlying lease or leases or units including the names of the lessor and lessee, the date of the lease or unit, the recording information of such lease or unit, a complete description of assignments and farmouts of such lease or unit and a complete legal description of the property covered thereby.

                                                          Exhibit 10.2  Page 33

         All of the information listed on the attachments to this Property Certificate is true, complete and correct in all material respects. This Property Certificate is given for the purpose of inducing the Bank to enter into the Loan Agreement, and the undersigned recognize that the Bank is relying upon this Property Certificate in connection with the transactions contemplated by the Loan Agreement and that but for the statements made herein, the Bank would not enter into the Loan Agreement.

         EXECUTED on the date of the notary certification below to be effective as of March ____, 1996.

                                         RIO GRANDE, INC.



                                            By

                                            Title



                                          RIO GRANDE DRILLING COMPANY



                                            By

                                            Title



                                          RIO GRANDE OFFSHORE, LTD., by Rio
                                           Grande Drilling Company, its
                                           general partner



                                            By

                                            Title

                                                          Exhibit 10.2  Page 34
                                           RIO GRANDE GULFMEX, LTD., by Rio
                                            Offshore, Ltd., its general partner,
                                            by Rio Grande Drilling Company,
                                            its general partner



                                            By

                                            Title



STATE OF TEXAS  ss.
                ss.
COUNTY OF BEXAR ss.

         SWORN TO AND SUBSCRIBED before me this ______ day of March, 1996, by _________________________, the ____________________ of Rio Grande, Inc., a
Delaware corporation, on behalf of said corporation.

         SWORN TO AND SUBSCRIBED before me this ______ day of March, 1996, by _________________________, the ____________________ of Rio Grande Drilling
Company, a Texas
corporation, on behalf of said corporation.

         SWORN TO AND SUBSCRIBED before me this ______ day of March, 1996, by _________________________, the ___________________ of Rio Grande Drilling
Company, a Texas corporation, acting in its capacity as the general partner of Rio Grande Offshore, Ltd., a Texas limited partnership, on behalf of said limited partnership.

         SWORN TO AND SUBSCRIBED before me this ______ day of March, 1996, by _________________________, the ___________________ of Rio Grande Drilling
Company, a Texas corporation, acting in its capacity as the general partner of Rio Grande Offshore, Ltd., a Texas limited partnership, acting in its capacity as the general partner of Rio Grande GulfMex, Ltd., a Texas limited partnership, on behalf of said limited partnership.


         [ S E A L ]
                                                  Notary Public, State of Texas

                                                          Exhibit 10.2  Page 35

                                    EXHIBIT D

                          FORM OF TRANSFER ORDER LETTER


                                             ---------------, ----







Attn:  Division Order Department

         Re:      Letter-in-Lieu of Transfer and Division Order

Gentlemen:

         You are currently purchasing the oil and/or gas production from each of the properties identified (by well name and your lease identification and/or division order number) in Exhibit A attached hereto (collectively, the "Subject Properties"). In connection therewith, you are currently making monthly settlement to Rio Grande Drilling Company, Rio Grande Offshore, Ltd., and/or Rio Grande GulfMex, Ltd. (collectively, the "Grantor").

         This will constitute formal notice to you that Grantor has executed in favor of Comerica Bank - Texas (the "Lender") previous mortgages and related security agreements which create liens and security interests against the ownership interests of Grantor in each of the Subject Properties. Each of such mortgages also contains an express assignment from Grantor to the Lender of all proceeds attributable to the sale of production attributable to Grantor's ownership interests in each of the Subject Properties. At your request, copies of each of such mortgages (with applicable recordation data) will be furnished for your files.

         Grantor and Lender request that you change your records to begin making payment to the Lender (for the account of Grantor) for the interest, as shown on Exhibit A, for the properties for which you are purchasing production and which you have previously credited to Grantor, effective as of 7:00 a.m., March 1, 1996, at the address set forth below:

                           COMERICA BANK - TEXAS
                           1601 Elm Street, 2nd Floor
                           Dallas, Texas  75201
                           Attention:  Energy Lending

Because the payments to be made by you to the Lender as requested above are for the account of Grantor, please continue to use Grantor's tax identification number in making such payments.

                                                          Exhibit 10.2  Page 36



         You are not authorized to mail checks or make payments for Grantor's interests in the Subject Properties to any address other than that specified above unless and until expressly instructed to do so by prior written notice executed by the Lender.

         In consideration for your reliance upon this Letter-in-Lieu of Transfer Order and Division Order, Grantor and the Lender will indemnify you against and hold you harmless from any character of claim, damage or loss which may be asserted against or sustained by you as a result of your reliance hereon.

         Although the effectiveness of this letter and your obligations hereunder are not dependent upon your acceptance of this letter, Grantor and the Lender request that you acknowledge receipt of this letter by executing the enclosed duplicate counterpart in the space below and returning such enclosed duplicate counterpart to the Lender in the self-addressed envelope included herewith.

         Should you have any questions relative to these instructions, please telephone Mr. Terry O. McCarter, Vice President of the Lender at 214/965-8984.

                                        Very truly yours,

                                        RIO GRANDE DRILLING COMPANY


                                          By

                                          Title

                                        RIO GRANDE OFFSHORE, LTD., by Rio Grande
                                         Drilling Company, its general partner


                                          By

                                          Title

                                          RIO  GRANDE  GULFMEX,   LTD.,  by  Rio
                                           Grande  Offshore,  Ltd.,  its general
                                           partner,   by  Rio  Grande   Drilling
                                           Company, its general partner


                                            By

                                            Title

                                                          Exhibit 10.2  Page 37




                                         COMERICA BANK - TEXAS

                                          By

                                          Title


         Receipt and acceptance of a signed copy of this letter is hereby acknowledged on the _____ day of _____________________, 1996.




                                          By

                                          Title

                                                          Exhibit 10.2  Page 38

                       EXHIBIT A TO TRANSFER ORDER LETTER



    Your Property No.           Property Name            Revenue Interest %
-------------------------  -----------------------  ---------------------------